                             STOCKHOLDERS AGREEMENT

                          dated as of September 16,1999

                                  by and among

                             VERTEX INDUSTRIES, INC.

                       EDWARDSTONE & COMPANY, INCORPORATED

                                       and

                              MIDMARK CAPITAL, L.P.

                                TABLE OF CONTENTS

                  This Table of Contents is not part of the Stockholders Agreement to which it is attached but is inserted for convenience only.


                                                                                                               Page
                                                                                                                No.

ARTICLE I  DEFINITIONS...........................................................................................1
         1.01  Definitions.......................................................................................1

ARTICLE II  BOARD OF DIRECTORS...................................................................................4
         2.01  Composition of Board of Directors.................................................................4
         2.02  Resignations and Designations.....................................................................5

ARTICLE III  TAG-ALONG SALES.....................................................................................6
         3.01  General Restrictions on Transfers.................................................................6
         3.02  Tag-Along Sale....................................................................................7

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF MIDMARK............................................................9
         4.01  Formation.........................................................................................9
         4.02  Authority.........................................................................................9
         4.03  No Conflicts......................................................................................9
         4.04  Governmental Approvals and Filings...............................................................10

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF EDWARDSTONE........................................................10
         5.01  Incorporation....................................................................................10
         5.02  Authority........................................................................................11
         5.03  No Conflicts.....................................................................................11
         5.04  Governmental Approvals and Filings...............................................................11

ARTICLE VI  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................................................12
         6.01  Incorporation....................................................................................12
         6.02  Authority........................................................................................12
         6.03  No Conflicts.....................................................................................12
         6.04  Governmental Approvals and Filings...............................................................13

ARTICLE VII  GENERAL PROVISIONS.................................................................................13
         7.01  Survival of Representations, Warranties,  Covenants and Agreements...............................13
         7.02  Termination......................................................................................14
         7.03  Amendment and Waiver.............................................................................14
         7.04  Notices..........................................................................................14
         7.05  Entire Agreement.................................................................................16
         7.06  No Third Party Beneficiary.......................................................................16
         7.07  No Assignment; Binding Effect....................................................................16
         7.08  Specific Performance; Legal Fees.................................................................17



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


         7.09  Headings.........................................................................................17
         7.10  Invalid Provisions...............................................................................17
         7.11  Governing Law....................................................................................17
         7.12  Arbitration......................................................................................18
         7.13  Counterparts.....................................................................................18
         7.14  Expenses.........................................................................................18
         7.15  Confidentiality..................................................................................19



         This STOCKHOLDERS AGREEMENT dated as of September 16, 1999 is made and entered into by and among Vertex Industries, Inc., a New Jersey corporation (the "Company"), Edwardstone & Company, Incorporated, a Delaware corporation ("Edwardstone"), and MidMark Capital, L.P., a Delaware limited partnership ("MidMark", and together with Edwardstone, the "Investors").

         WHEREAS, the Company and the Investors have entered into a Subscription Agreement, dated as of June 21, 1999 (as amended, the "Subscription Agreement"; terms not defined have the meanings ascribed to them in the Subscription Agreement), pursuant to which the Investors will purchase 69% of the issued and outstanding capital stock of the Company upon the terms and subject to the conditions set forth in the Subscription Agreement;

         WHEREAS, at the Closing, pursuant to Section 1.03 of the Subscription Agreement, the Investors will receive an aggregate of 10,449,642 shares (the "Initial Shares") of common stock, par value $0.005 per share, of the Company ("VTX Common Stock");

         WHEREAS, as a condition to each Investors' willingness to subscribe for the Initial Shares, the Investors and the Company desire to establish in this Stockholders Agreement certain terms and conditions concerning the acquisition and disposition of securities of the Company and the corporate governance of the Company;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Stockholders Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS


         1.01 Definitions.  (a) Except as otherwise specifically indicated,  the
following   terms  have  the  following   meanings  for  all  purposes  of  this
Stockholders Agreement:

         "Affiliate" shall have the meaning assigned thereto in Rule 405, as presently promulgated under the Securities Act.

         "beneficially owns" (or comparable variations thereof) has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act .

         "Board of Directors" means the Board of Directors of the Company.

         "Equity Securities" means Voting Securities, Convertible Securities and Rights to Purchase Voting Securities.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any other country or any state, county, city or other political subdivision.

         "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

         "Lien" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale contract, title retention contract or other contract to give any of the foregoing.

         "MidMark Management Agreement" means the Investment Banking, Management and Monitoring Fee Agreement, dated the date hereof, between the Company and MidMark Associates, Inc., a New Jersey corporation and the general partner of MidMark.

         "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization, and other entity or group.

         "Registration   Rights   Agreement"  means  the   registration   rights
agreement, date the date hereof, among the Company and the Investors.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Voting Power" means, with respect to any Outstanding Voting Securities, the highest number of votes that the holders of all such Outstanding Voting Securities would be entitled to cast for the election of directors or on any other matter (except to the extent such voting rights are dependent upon events of default or bankruptcy), assuming, for purposes of this computation, the conversion or exchange into Voting Securities of Convertible Securities (whether presently convertible or exchangeable or not) and the exercise of Rights to Purchase Voting Securities (whether presently exercisable or not), in either case to the extent that any such action would increase the number of such votes.

         "Voting Securities" means the Common Stock and any other securities of the Company of any kind or class having power generally to vote for the election of directors; "Convertible Securities" means securities of the Company which are convertible or exchangeable (whether presently convertible or exchangeable or not) into Voting Securities; "Rights to Purchase Voting Securities" means options and rights issued by the Company (whether presently exercisable or not) to purchase Voting Securities or Convertible Voting Securities; and "Outstanding Voting Securities" means at any time the then issued and outstanding Voting Securities, Convertible Securities (which shall be counted at the maximum number of Voting Securities for which they can be converted or exchanged) and Rights to Purchase Voting Securities (which shall be counted at the maximum number of Voting Securities for which they can be exercised).

                  (b) In addition, the following terms are defined in the Sections set forth below:

         "AAA"                              --       Section 7.12
         "Amendment No. 1 to Subscription   --       Preamble
                  Agreement
         "Board of Arbitration"             --       Section 7.12
         "Company"                          --       Preamble
         "Dispose" or "Disposition"         --       Section 3.01(a)
         "Edwardstone"                      --       Preamble
         "Initial Shares"                   --       Preamble
         "Investors"                        --       Preamble
         "MidMark"                          --       Preamble
         "Subscription Agreement"           --       Preamble

         "Tag-Aong Investor"                --       Section 3.02(a)
         "Tag-Along Sale"                   --       Section 3.02(a)
         "Tag-Along Seller"                 --       Section 3.02(a)
         "VTX Common Stock"                 --       Preamble

         (c) Unless the context of this Stockholders Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Stockholders Agreement; and (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Stockholders Agreement. Whenever this Stockholders Agreement refers to a number of days, such number shall refer to calendar days unless business days are specified.


                                   ARTICLE II

                               BOARD OF DIRECTORS


         2.01 Composition of Board of Directors. (a) Effective at the Closing Date, there shall be six (6) vacancies on the Board of Directors by: (i) an increase in the Board of Directors to include eight (8) members and (ii)director resignations from James Maloy, Wilbur Highleyman and Irwin Dorros. Effective at the Closing Date, the Board of Directors shall elect three individuals designated by Edwardstone and three individuals designated by Midmark to fill the six vacancies created in accordance with subsections (i) and (ii) of this
Section 2.01(a), to serve from the Closing Date until the end of their respective terms.

         (b) Thereafter, each of the Investors agrees to vote its shares of Voting Securities to maintain an eight-member Board of Directors and to take such action as may be necessary to cause the Board of Directors to nominate and recommend to the stockholders of the Company as the proposed members of the Board of Directors at any annual or special meeting of stockholders called for the purpose of voting on the election of directors, three individuals designated by Edwardstone, three individuals designated by MidMark, and Ron Byer and George Powch. Each Investor agrees to appear in person or by proxy at any annual or special meeting of stockholders of the Company for the purpose of obtaining a quorum and to vote its shares of Voting Securities, either in person or by proxy, at any such meeting of stockholders called for the purpose of voting on the election of directors or by any consensual action with respect to the election of directors, in favor of the election of the directors nominated in accordance with this paragraph.

         (c) Notwithstanding the foregoing, each Investor shall cease to have the right to designate, or cause the nomination or election of, (i) more than two members of the Board of Directors from and after such date as such Investor beneficially owns Outstanding Voting Securities representing less than 10% of the Voting Power of all Outstanding Voting Securities or (ii) any member of the Board of Directors from and after such date as the Investor beneficially owns Outstanding Voting Securities representing less than 5% of the Voting Power of all Outstanding Voting Securities. The obligation of each Investor to vote its Voting Securities in accordance with this Section 2.01 and the obligation of the Board of Directors hereunder to nominate for election as directors individuals designated by the other Investor shall be subject to the foregoing limitation. The obligation of the Board of Directors hereunder to nominate, and the obligation of each Investor to vote its voting securities in favor of, Ron Byer and George Powch as directors shall cease on the date that is one year from the date hereof.

         (d) Until such time as an Investor beneficially owns Outstanding Voting Securities representing less than 5% of the Voting Power of all Outstanding Voting Securities, if any director designated by such Investor in accordance with this Section 2.01 shall decline or be unable to serve for any other reason, the Board of Directors shall promptly upon the request of such Investor nominate or elect, as the case may be, a qualified person recommended by such Investor to replace such designee; provided that such Investor shall have such right only if and to the extent consistent with the foregoing provisions of this Section 2.01.

         (e) Each Investor shall promptly provide to the Company, as the Company may from time to time reasonably request, information regarding such Investor's designees for the Board of Directors, for inclusion in any form, report, schedule, registration statement, definitive proxy statement or other documents required to be filed by the Company with the Securities and Exchange Commission.


         2.02 Resignations and Designations. As necessary to establish or maintain the composition of the Board of Directors contemplated by Section 2.01, each Investor will cause the requisite number of the directors designated by such Investor, as the case may be, to resign from the Board of Directors.


                                   ARTICLE III

                                 TAG-ALONG SALES


         3.01 General Restrictions on Transfers. (a) Restrictions on Certain Transfers. From the date hereof and until such time as either Investor does not beneficially own any Equity Securities, no Investor shall directly or indirectly, assign, sell, pledge, hypothecate or otherwise transfer or dispose of ("Dispose" or a "Disposition") any shares of Equity Securities beneficially owned by such Investor, except (A) a Disposition of Equity Securities effected in accordance with this Article III, (B) a Disposition of Equity Securities to an Affiliate (provided that such Affiliate shall simultaneously with such purchase and sale agree in a written instrument in form and substance satisfactory to the other Investor to be bound by the provisions of this Agreement), (C) a Disposition of Equity Securities through a bona fide underwritten public offering registered under the Securities Act effected in accordance with the provisions of the Registration Rights Agreement, or (D) a Disposition of Equity Securities in a "brokers transaction" pursuant to Rule 144(f), provided, that, until such time as such Investor beneficially owns Outstanding Voting Securities representing less than 5% of the Voting Power of all Outstanding Voting Securities, any sales pursuant to this clause (D) shall be subject to the volume limitations set forth in Rule 144(e) (regardless of whether such volume limitations are applicable to such sale), (E) pursuant to a merger or consolidation of the Company or a recapitalization of any Equity Securities, or (F) pursuant to a self-tender or exchange offer by the Company or a third party tender offer recommend by the Board of Directors.

         (b) Transfers in Violation of Agreement. Any purported Disposal by an Investor of all or any of its shares of Equity Securities in contravention of any of the provisions of this Article III will be null and void ab initio and of no force or effect.

         (c) Legend. Any Disposition of Equity Securities by any Investor shall also be subject to the terms and conditions of this Section 3.01(c). Each certificate representing Equity Securities beneficially owned by any Investor shall be imprinted with a legend in the following form until such time (subject to the provisions of the final sentence of this Section 3.01(c)) as all restrictions on the Disposition of such Equity Securities hereunder are terminated:

         "THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF UNLESS THEY ARE REGISTERED OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE. SUCH SHARES MAY ONLY BE TRANSFERRED PURSUANT TO THE PROVISIONS OF ARTICLE III OF A CERTAIN STOCKHOLDERS AGREEMENT DATED AS OF _____ __, 1999, BY AND AMONG VERTEX INDUSTRIES, INC., A NEW JERSEY CORPORATION, EDWARDSTONE & COMPANY, INCORPORATED, A DELAWARE CORPORATION, AND MIDMARK CAPITAL, L.P., A DELAWARE LIMITED PARTNERSHIP, COPIES OF WHICH AGREEMENT ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY."

The Company shall not (i) give effect on its books to an attempted Disposition of any Equity Securities which shall have been Disposed of in violation of any provision of this Stockholders Agreement, or (ii) treat any transferee who obtains any Equity Securities in violation of any provision of this Stockholders Agreement as the owner of such Equity Securities or accord any transferee thereof the right to vote or to receive dividends in respect of such Equity Securities. The Company will issue new certificates not imprinted with the foregoing legend to any holder of Equity Securities not subject to the restrictions on Disposition contained in this Stockholders Agreement; provided, that the Company may require an opinion of counsel reasonably satisfactory to it to the effect that no legend is required under the Securities Act and applicable state securities Laws.


         3.02 Tag-Along Sale. (a) Tag-Along Obligations. If at any time an Investor or any Affiliate of an Investor ("Tag-Along Seller") shall, in one or in a series of transactions, enter into an agreement to effect, or effect or propose to effect, a Disposition to any transferee (a "Tag-Along Sale"), the other Investor (the "Tag-Along Investor") shall have the right, but not the obligation, to participate in such Tag-Along Sale by selling up to the number of shares of VTX Common Stock into which the Equity Securities beneficially owned by the Tag-Along Investor are convertible and shares of VTX Common

Stock owned by such Tag-Along Investor equal to the product of (i) the total number of shares of VTX Common Stock proposed to be sold in the proposed Tag-Along Sale multiplied by (ii) a fraction, the numerator of which is equal to the number of shares of VTX Common Stock into which the Equity Securities beneficially owned by the Tag-Along Investor are convertible and shares of VTX Common Stock owned by such Tag-Along Investor together with the number of shares of VTX Common Stock owned by any holder thereof who is entitled to so called "Tag along" rights and elects to exercise such rights in connection with the Tag-Along Sale, in each case immediately prior to the Tag-Along Sale, and the denominator of which is equal to (A) the number of shares of VTX Common Stock owned by the Tag-Along Seller immediately prior to the Tag-Along Sale plus (B) the number of shares (on an aggregate basis) of VTX Common Stock into which the Equity Securities beneficially owned by the Tag-Along Investor are convertible and shares of VTX Common Stock owned by such Tag-Along Investor together with the number of shares of VTX Common Stock owned by any holder thereof who is entitled to so called "Tag along" rights and elects to exercise such rights in connection with the Tag Along Sale, in each case immediately prior to the Tag-Along Sale. Any such sales by the Tag-Along Investor shall be on the same terms and conditions as the proposed Tag-Along Sale by the Tag-Along Seller, except the Tag-Along Investor shall not be required to make any representations or warranties except as to (x) its title to the shares of VTX Common Stock to be sold by it, (y) such holder's power and authority to effect such transfer and
(z) such matters pertaining to compliance with securities law as the transferee may reasonably require.

         (b) Procedures. If a Tag-Along Seller is participating in a Tag-Along Sale, at least 30 days before the proposed date thereof, the Tag-Along Seller shall provide the other Investor and the Company with written notice of such Tag-Along Sale setting forth in reasonable detail the consideration per share to be paid by the transferee and the other terms and conditions of the Tag-Along Sale. If the other Investor wishes to participate in the Tag-Along Sale, then it shall provide written notice to such Tag-Along Seller and to the Company within 15 days of the date the notice specified in the preceding sentence is received by such holder. Such notice shall set forth the number (on an aggregate basis) of then exercisable Convertible Securities, Rights to Purchase Voting Securities and shares of VTX Common Stock, if any, such Investor elects to include in the Tag-Along Sale. If such notice is not received from the other Investor within the 15 day period specified above, the Tag-Along Seller shall have the right to sell or otherwise transfer the shares of VTX Common Stock to the proposed transferee without any participation by the other Investor, but only (i) on the terms and conditions stated in the notice, and (ii) if the sale or transfer of such shares of VTX Common Stock is consummated not later than 60 days after the end of such 15 day period specified above. The provisions of this Section 3.02 shall apply regardless of whether the consideration received in the Tag-Along Sale is cash, debt, equity securities, property-in-kind, or any combination thereof.


                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF MIDMARK

                  MidMark hereby represents and warrants to Edwardstone and the Company as follows:


         4.01 Formation. MidMark is limited partnership duly organized, validly existing and in good standing under the Laws of Delaware. MidMark has the requisite corporate power and authority to execute and deliver this Stockholders Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.


         4.02 Authority. The execution and delivery by MidMark of this Stockholders Agreement, and the performance by MidMark of its obligations hereunder, have been duly and validly authorized by all necessary partnership actions on the part of MidMark, no other partnership action on the part of MidMark or its partners being necessary. This Stockholders Agreement has been duly and validly executed and delivered by MidMark and constitutes a legal, valid and binding obligation of MidMark enforceable against MidMark in
accordance  with  its  terms,   except  as  enforceability  may  be  limited  by
bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).


         4.03 No Conflicts. Neither the execution and delivery by MidMark of this Stockholders Agreement, nor the performance of its obligations under this Stockholders Agreement and the consummation of the transactions contemplated hereby, will:

         (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the partnership agreement of MidMark;

         (b) conflict with or result in a violation or breach of any term or provision of any Law, order, judgment or decree of any Governmental or Regulatory Authority applicable to MidMark or any of its properties or assets; or

         (c) (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under,
(iii) require MidMark to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon MidMark or any of its properties or assets under any contract, agreement, plan, permit or license to which MidMark is a party.


         4.04 Governmental Approvals and Filings. Other than the filings with the U.S. Small Business Administration which are referred to in Section 4.03(a)(ii) of the Purchasers Disclosure Schedule of the Subscription Agreement, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of MidMark is required in connection with the execution, delivery and performance of this Stockholders Agreement or the consummation of the transactions contemplated hereby.


                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF EDWARDSTONE

                  Edwardstone hereby represents and warrants to MidMark and the Company as follows:


         5.01 Incorporation. Edwardstone is a corporation duly incorporated, validly existing and in good standing under the Laws of Delaware. Edwardstone has the requisite corporate power and authority to execute and deliver this Stockholders Agreement and to perform its obligations hereunder and to consummate the transactions contemplated herein.

         5.02 Authority. The execution and delivery by Edwardstone of this Stockholders Agreement, and the performance by Edwardstone of its obligations hereunder, have been duly and validly authorized by all necessary corporate actions on the part of Edwardstone, no other corporate or other action on the part of Edwardstone or its stockholders being necessary. This Stockholders Agreement has been duly and validly executed and delivered by Edwardstone and constitutes a legal, valid and binding obligation of Edwardstone enforceable against Edwardstone in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditor's rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).


         5.03 No Conflicts. Neither the execution and delivery of this Stockholders Agreement by Edwardstone, nor Edwardstone's performance of its obligations under this Stockholders Agreement and consummation of the transactions contemplated hereby, will:

         (a)  conflict  with or  result in a  violation  or breach of any of the
terms,   conditions  or  provisions  of  the  corporate   charter  documents  of
Edwardstone;

         (b) conflict with or result in a violation or breach of any term or provision of any law, statute, rule or regulation or any order, judgment or decree of any Governmental or Regulatory Authority applicable to Edwardstone or any of its properties or assets; or

         (c) (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under,
(iii) require Edwardstone to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon Edwardstone or any of its properties or assets under any contract, agreement, plan, permit or license to which Edwardstone is a party.


         5.04 Governmental Approvals and Filings. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Edwardstone is required in connection with the execution, delivery and performance of this Stockholders Agreement or the consummation of the transactions contemplated hereby.


                                   ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to each Investor as follows:


         6.01 Incorporation. The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of New Jersey. The Company has the requisite corporate power and authority to execute and deliver this Stockholders Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.


         6.02 Authority. The execution and delivery by the Company of this Stockholders Agreement, and the performance by the Company of its obligations hereunder, have been duly and validly authorized by the Board of Directors, no other corporate action on the part of the Company or its stockholders being necessary. This Stockholders Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).


         6.03 No Conflicts. Neither the execution and delivery by the Company of this Stockholders Agreement nor the performance by the Company of its obligations under this Stockholders Agreement and the consummation of the transactions contemplated hereby, will:

         (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation or bylaws of the Company;

         (b) conflict with or result in a violation or breach of any term or provision of any Law, order, judgment or decree of any Governmental or Regulatory Authority applicable to the Company or any of its properties or asset; or

         (c) (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under,
(iii) require the Company to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of or (iv) result in the creation or imposition of any Lien upon the Company or any of its properties or assets under, any contract, agreement, plan, permit or license to which the Company is a party.


         6.04 Governmental Approvals and Filings. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of the Company is required, other than the filing of the information statement to be transmitted to the Company's shareholder's pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 thereunder, in connection with the execution, delivery and performance of this Stockholders Agreement or the consummation of the transactions contemplated hereby.


                                   ARTICLE VII

                               GENERAL PROVISIONS


         7.01 Survival of Representations, Warranties, Covenants and Agreements. Notwithstanding any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this Stockholders Agreement, each party has the right to rely fully upon the representations and warranties of the other parties contained in this Stockholders Agreement. Except for the covenant set forth in Section 7.15 which shall not expire and shall remain in full force and effect indefinitely and except as provided in Section 7.02, the representations, warranties, covenants and agreements of each party contained in this Stockholders Agreement will survive until the termination of this Stockholders Agreement.

         7.02 Termination. Except as otherwise provided herein, this Stockholders Agreement and all rights and obligations of the parties hereunder, shall automatically terminate, and shall cease to be of any further force and effect, upon (i) the mutual written agreement of the parties hereto or (ii) the date on which an Investor and its Affiliates do not beneficially own any Equity Securities; provided, however, the parties hereto may not mutually agree to terminate this Agreement for at least one year from the date hereof without the consent of Ron Byer. Notwithstanding the termination of this Stockholders Agreement, nothing contained herein shall relieve any party hereto from liability for breach of any of its representations, warranties, covenants or agreements contained in this Stockholders Agreement.


         7.03 Amendment and Waiver. (a) This Stockholders Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto; provided, however, Section 2.01(a) and (b) shall not be amended without the consent of Ron Byer.

         (b) Any term or condition of this Stockholders Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Stockholders Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Stockholders Agreement on any future occasion. All remedies, either under this Stockholders Agreement or by Law or otherwise afforded, will be cumulative and not alternative.


         7.04 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

                           If to the Company:

                           Vertex Industries, Inc.
                           23 Carol Street
                           Clifton, NJ 07014

                           Attn:  Ronald C. Byer
                           Facsimile No.:  973-472-0814

                           with a copy to:

                           Law Offices of Jeffrey Marks, P.C.
                           415 Clifton Avenue
                           Clifton, New Jersey  07015
                           Attn:  Jeffrey D. Marks, Esq.
                           Facsimile No.:  973-253-8858

                           If to the Edwardstone, to:

                           Edwardstone & Company Incorporated
                           600 Madison Avenue
                           26th Floor
                           New York, NY 10022
                           Attn:  Nicholas Toms, Esq.
                           Facsimile No.:  212-832-3151

                           with a copy to:

                           Milbank, Tweed, Hadley & McCloy
                           One Chase Manhattan Plaza
                           New York, NY 10005
                           Facsimile No.: 212-530-5219
                           Attn:  John T. O'Connor, Esq.

                           If to MidMark, to:

                           MidMark Capital, L.P.
                           466 Southern Boulevard
                           Chatham, NJ 07928
                           Facsimile No.: 973-822-8911
                           Attn:  Wayne L. Clevenger

                           with a copy to:

                           McCarter & English
                           Four Gateway Center
                           100 Mulberry Street
                           Newark, NJ 07102-4096
                           Facsimile No.: 973-624-4444
                           Attn:  David Broderick, Esq.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon confirmation of receipt, and
(iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.


         7.05 Entire Agreement. This Stockholders Agreement supersedes all prior discussions and agreements among the parties hereto with respect to the subject matter hereof, and contains, together with the Subscription Agreement, the Registration Rights Agreement, and the other Operative Agreements (as defined in the Subscription Agreement) (including, without limitation, the MidMark Management Agreement) the sole and entire agreement among the parties hereto with respect to the subject matter hereof.


         7.06 No Third Party Beneficiary. The terms and provisions of this Stockholders Agreement are intended solely for the benefit of each party hereto, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person; provided, however, that Ron Byer is intended to be a third party beneficiary solely for the purpose of claims he may have against the parties hereto under Section 7.02 and Section 7.03(a).


         7.07 No Assignment; Binding Effect. Neither this Stockholders Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void; provided, however, the Investors may assign its rights, interests and obligations hereunder to an Affiliate of such Investor pursuant to Section 3.01 without the prior written consent of the other Investor or the Company. Subject to the preceding sentence, this Stockholders Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

         7.08 Specific Performance; Legal Fees. The parties acknowledge that money damages alone are not an adequate remedy for violations of any provision of this Stockholders Agreement and that in addition to money damages any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance for injunctive or such other relief as such court may deem just and proper in order to enforce any such provision or prevent any violation hereof and, to the extent permitted by applicable Law, each party waives any objection to the imposition of such relief. The parties hereto agree that, in the event that any party to this Stockholders Agreement shall bring any legal action or proceeding to enforce or to seek damages or other relief arising from an alleged breach of any term or provision of this Stockholders Agreement by the other party, the prevailing party in any such action or proceeding shall be entitled to an award of, and the other party to such action or proceeding shall pay, the reasonable fees and expenses of legal counsel to the prevailing party.


         7.09 Headings. The headings used in this Stockholders Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.


         7.10 Invalid Provisions. If any provision of this Stockholders Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Stockholders Agreement will not be materially and adversely affected thereby,
(i) such provision will be fully severable, (ii) this Stockholders Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and (iii) the remaining provisions of this Stockholders Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.


         7.11 Governing Law. This Stockholders Agreement shall be governed by and construed in accordance with the laws of the state of New York applicable to a contract executed and performed in such country, without giving effect to the conflicts of laws principles thereof.

         7.12 Arbitration. The parties to this Stockholders Agreement agree that any disputes arising out of, or in connection with, the execution, interpretation, performance or non-performance of this Stockholders Agreement (including the validity, scope and enforceability of this arbitration provision) shall be settled by arbitration, which shall be conducted in New York, New York pursuant to the then prevailing rules of the American Arbitration Association ("AAA") by a panel of three arbitrators of the AAA (the "Board of Arbitration") acceptable to each Investor. Each Investor shall select one (1) member and the third member shall be selected by mutual agreement of the other members. If the other members fail to reach agreement on a third member within thirty (30) days after their selection, the parties shall jointly request the AAA to designate, in accordance with AAA rules, a third member experienced in industries in which the Company does business. The parties agree to facilitate the arbitration by
(a) making available to one another and to the Board of Arbitration for inspection and extraction all documents, books, records, and personnel under their control or under the control of a person controlling or controlled by such party if determined by the Board of Arbitration to be relevant to the dispute,
(b) conducting arbitration hearings to the greatest extent possible on successive business days and (c) using their best efforts to observe the time periods established by the rules of the AAA or by the Board of Arbitration for the submission of evidence and briefs. The decision of the Board of Arbitration shall be final, binding and not subject to further review, and judgment on the award of the Board of Arbitration may be entered in and enforced by any court having jurisdiction over the parties or their assets. Any costs incurred in conducting the arbitration shall be borne by the non-prevailing (as determined by the Board of Arbitration) party.


         7.13 Counterparts. This Stockholders Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.


         7.14 Expenses. Each party shall bear its own expenses incurred in connection with this Agreement except as otherwise expressly provided herein or in the Subscription Agreement.

         7.15 Confidentiality. Each party hereto agrees to keep information obtained by it pursuant hereto identified as confidential in writing at the time of delivery confidential in accordance with customary practices and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (a) to such party's employees, representatives, directors, attorneys, auditors, agents or affiliates who are advised of the confidential nature of such information, (b) to the extent such information presently is or hereafter becomes available to such party on a non-confidential basis from any source or such information that is in the public domain at the time of disclosure, (c) to the extent disclosure is required by the Law (including applicable securities
Laws), regulation, subpoena or judicial order or process (provided that notice so such requirement or order shall be promptly furnished to the Company unless such notice is legally prohibited), (d) to transferees or prospective transferees who agree to be bound by the provisions of this Section 7.15, (e) to the extent required in connection with any litigation between the parties hereto with respect to this Agreement or (f) with the other party's prior written consent.

         IN WITNESS WHEREOF, this Stockholders Agreement has been executed by or on behalf of each of the parties hereto as of the date first above written.


                                           VERTEX INDUSTRIES, INC.


                                           By: /s/ Ronald C. Byer
                                               ------------------
                                                  Name:  Ronald C. Byer
                                                  Title: CEO and President



                                           EDWARDSTONE & COMPANY, INC.


                                           By: /s/  Nicholas Toms
                                               ------------------
                                                  Name:  Nicholas Toms
                                                  Title: Chief Executive Officer


                                           MIDMARK CAPITAL, L.P.
                                           by MidMark Associates, Inc.
                                                    as General Partner of
                                                    MidMark Capital, L.P.


                                           By: /s/Wayne L. Clevenger
                                               ---------------------
                                                   Name:  Wayne L. Clevenger
                                                    Title: Managing Director